UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Termination of Committed Equity Facilities

MicroVision, Inc. (the “Company”) has in place two committed equity financing facilities (“CEFs”) with Azimuth Opportunity Ltd. (“Azimuth”): (i) one entered into in May 2011, under which the Company may sell to Azimuth up to the lesser of $40.0 million or 21,018,431 of our shares of common stock over a 24-month term and (ii) one entered into in September 2011, under which the Company may sell to Azimuth up to the lesser of $35.0 million or 22,030,737 of our shares of common stock over a 24-month term. The Company has agreed in the underwriting agreement dated November 11, 2011, by and between the Company and Oppenheimer & Co. (the “Underwriting Agreement”), to terminate each of those facilities by providing termination notices to Azimuth in accordance with the terms of the CEFs on the closing of the sale of shares and accompanying warrants.

As required by the Underwriting Agreement, the Company will not effect any draw-downs or other sales under the CEFs prior to their termination.

The information in this Item 7.01 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: November 14, 2011